EXHIBIT 99.1

MILLENNIUM INVESTMENT & ACQUISITION COMPANY INC.

ANNOUNCES POTENTIAL ACQUISITION

AND COMPLETION OF NAME CHANGE

OLD BETHPAGE, NY, JUNE 17, 2014 – Millennium Investment & Acquisition Company (“MIAC” or the “Company”) (Ticker: SMCG) announces that it has entered into an asset purchase agreement for the potential acquisition of an activated carbon (“AC”) biomass plant. MIAC also announces that it has completed a corporate reorganization which has resulted in the change of its name to Millennium Investment & Acquisition Company Inc. from Millennium India Acquisition Company Inc.

Acquisition

MIAC has entered an asset purchase agreement for the potential acquisition of an activated carbon (“AC”) biomass plant. Activated carbon has numerous commercial uses, and there are a number of emerging alternative energy applications related to the premium activated carbon that this plant intends to produce, including in the manufacture of supercapacitors as well as for activated carbon-based gas storage.

The AC biomass facility represents approximately $50 million of investment made during the years 2009 to 2012. The facility commenced operations in 2011, but failed to achieve full commercial operations and generate profits, and ceased operating in 2012. The facility is currently in bankruptcy and MIAC’s agreement is with the bankruptcy trustee. The closing of the acquisition is subject to remaining conditions precedent. There is no assurance that any of these conditions will be met.

According to former management, the facility initially produced and tested a high grade of activated carbon. During that preliminary phase, the former management identified the steps necessary to bring the facility to full-scale commercial operations, but its capital partner then withdrew from the project, which led to the bankruptcy filing. MIAC intends to build on the prior investment and experience to complete the project and see it through to commercial operation and profitability. MIAC intends to finance this project through a combination of debt and equity.

MIAC’s approach to acquiring the project relates to its focus on alternative energy assets. MIAC believes that this investment represents the potential for an attractive risk-adjusted total return on its invested capital. MIAC believes that, after an initial investment and ramp-up to stabilized commercial operations, the facility should generate reliable cash flow.

David Lesser, MIAC’s Chairman and CEO, commented, “This acquisition, if completed, will be consistent with MIAC’s objective of seeking to acquire assets on an attractive risk-adjusted return basis in the alternative energy business and related industries. MIAC would acquire 100% of the project at a small fraction of its original cost. We believe we have developed a plan to bring the project to commercial operation and profitability. This acquisition would represent the first acquisition pursuant to MIAC’s new business plan that was described in the proxy materials dated November 22, 2013 and approved by MIAC’s shareholders. As we described in the proxy materials, MIAC intends to expand its investment portfolio and diversify its investment base away from its single investment in SMC Global. Overall, I believe that we have identified an interesting investment niche in alternative energy and look forward to announcing additional alternative energy transactions in the near future.”

Name Change

MIAC also announces that it has completed a corporate reorganization which has resulted in the change of its name to Millennium Investment & Acquisition Company Inc. from Millennium India Acquisition Company Inc.

The corporate reorganization was undertaken following a change of investment policy, pursuant to which MIAC’s Board of Directors decided to abandon MIAC’s former policy of investing at least 80% of the value of its net assets and borrowings in equity securities of companies operating in India. After MIAC’s Board decided to make this change of investment policy, MIAC gave its stockholders 60 days’ notice of the impending change. Following the 60-day notice period, in conjunction with the change in investment policy, the Board effected the change of name to remove reference to India, in compliance with the U.S. Investment Company Act of 1940 and the rules thereunder.

About MIAC:

MIAC is an internally managed, non-diversified, closed-end management investment company organized under the laws of the State of Delaware and registered with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Investment Company Act of 1940. MIAC holds a minority equity investment in SMC Global Securities Limited (“SMC”), an Indian financial services company.

Cautionary Statement Regarding Forward-Looking Information

This document may contain forward-looking statements within the meaning of the U.S. federal securities. Statements that are not statements of historical or current fact may constitute forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements by the use of the words “believe,” “expect,” “will,” “anticipate,” “intend,” “estimate,” “would,” “should,” “project,” “plan,” “assume” or similar expressions, or negatives of those words or expressions, although not all forward-looking statements contain these identifying words or expressions. All statements contained in this document regarding MIAC’s strategy, planned investments, future operations, projected financial position, estimated future revenues, projected costs, future prospects, the future of MIAC’s industries and results that might be obtained by pursuing management’s current or future plans and objectives are forward-looking statements. All forward-looking statements reflect MIAC’s good-faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that could cause the actual results of MIAC to be materially different from the historical results or from any future results expressed or implied. The forward-looking statements are also subject generally to other risks and uncertainties that are described from time to time in MIAC's filings with the SEC. The information set forth and referred to herein should be read in light of such risks. Statements included in this document are based upon information known to MIAC as of the date hereof, and MIAC assumes no obligation to update or alter any statements made, whether as a result of new information, future events or otherwise, except as otherwise required by applicable securities laws.

Contact:

Millennium Investment & Acquisition Company Inc.
301 Winding Road
Old Bethpage, NY 11804

www.millcap.com

212 750-0371